Exhibit 99.1

Primis Financial Corp. Reports Diluted Earnings per Share of $0.42 for the Second Quarter of 2021

Declares Quarterly Cash Dividend of $0.10 Per Share

MCLEAN, Va., July 29, 2021 /PRNewswire/ -- Primis Financial Corp. (NASDAQ: FRST) ("Primis" or the "Company"), and its wholly-owned subsidiary Primis Bank (the "Bank"), today reported net income of $10.3 million for the quarter ended June 30, 2021, compared to $9.4 million for the quarter ended March 31, 2021. Earnings per share for the three months ended June 30, 2021 were $0.42 on a basic and diluted basis, compared to $0.39 basic and $0.38 diluted for the three months ended March 31, 2021.

Earnings for the six months ended June 30, 2021 were $19.7 million compared to $4.7 million for the six months ended June 30, 2020. Earnings per share for the six months ended June 30, 2021 were $0.81 basic and $0.80 diluted, compared to $0.20 basic and $0.19 diluted for the six months ended June 30, 2020.

The Board of Directors also announced and declared a dividend of $0.10 per share payable on August 27, 2021 to shareholders of record on August 13, 2021. This is Primis' thirty-ninth consecutive quarterly dividend.

Highlights for the three months ended June 30, 2021

  Total assets at the end of the second quarter of 2021 were $3.4 billion, an increase of 10.5% versus the year ago period.
  Gross loans were $2.3 billion at the end of the second quarter of 2021, down 9.0% and 4.4% from the year ago period and linked-quarter, respectively.  Excluding Paycheck Protection Program ("PPP") balances, gross loans declined 6.1% and 0.21%, respectively, over the same time periods.
  Total deposits increased $599.5 million year-over-year despite a $231.0 million decline in time deposits over the same time frame.  Non-time deposits comprised 85.9% of total deposits at June 30, 2021 versus 83.7% at March 31, 2021 and 71.2% at June 30, 2020.
  Net income, pre-tax pre-provision earnings(1) and pre-tax pre-provision operating earnings(1) were $10.3 million, $9.1 million and $9.1 million, respectively, for the second quarter of 2021, versus $9.4 million, $11.3 million and $11.5 million, respectively, for the first quarter of 2021.
  Return on average assets of 1.23% for the quarter ended June 30, 2021 versus 1.19% for the quarter ended March 31, 2021.
  Operating return on average assets(1) of 1.23%  for the quarter ended June 30, 2021 versus 1.21% for the quarter ended March 31, 2021.
  Pre-tax pre-provision return on average assets(1) and pre-tax pre-provision operating return on average assets(1) of 1.08% for the second quarter of 2021, compared to 1.43% and 1.45%, respectively, in the first quarter of 2021.
  Loans on deferral were $26.0 million or 1.3% of gross loans excluding PPP balances. Approximately 55% of total deferrals were from the hotel portfolio.
  Negative provision for credit losses of $4.2 million for the second quarter of 2021 versus a negative provision of $1.4 million for the first quarter of 2021.
  Allowance for credit losses to total loans (excluding PPP balances) of 1.52% at June 30, 2021 versus 1.70% at March 31, 2021 and 1.09% at June 30, 2020.
  Cost of deposits declined to 0.50% for the second quarter of 2021 compared to 0.60% for the first quarter of 2021 and 0.95% for the second quarter of 2020.
  Book value per share of $16.59 and tangible book value per share(1) of $12.22 at June 30, 2021, representing an increase of $0.92 and $1.01, respectively, from a year ago despite a significant build in the allowance for credit losses and $0.40 in dividends paid over the last twelve months.

Commenting on the quarter, Dennis J. Zember, Jr., President and Chief Executive Officer stated, "We are proud of our Bank's efforts to deliver world-class service to our customers and are seeing the results of that effort in our rapidly improving funding mix. We are laser-focused on enhancing our products and capabilities through our digital efforts and are excited by the technology we will have at our disposal when we launch our new digital bank late this year. We are also continuing to invest in our management and organization to ensure we have the talent and resources to run a much larger bank."

Net Interest Income

Net interest income decreased 12.6% to $21.8 million for the three months ended June 30, 2021 from $25.0 million for the three months ended March 31, 2021. The Company's reported net interest margin for the second quarter was 2.80% compared to 3.41% in the first quarter of 2021. Net interest income and net interest margin were both impacted by lower levels of PPP fee income recognition in the second quarter of 2021. Net PPP fee income recognized was $1.8 million for the three months ended June 30, 2021 versus $4.9 million for the prior quarter. Net interest margin excluding the effects of PPP loans(1) was 2.77% in the second quarter of 2021, down 22 bps from 2.99% linked-quarter. Net interest margin excluding the effects of PPP loans continues to be negatively impacted by unusually high cash balances at the Bank. Average balances of cash and equivalents were $558.8 million in the second quarter of 2021, up from $319.1 million in the first quarter of 2021.

Yield on loans for the second quarter of 2021 was 4.34%, or 4.46%(1) excluding the effect of PPP loans, compared to 4.82% or 4.47%, respectively in the first quarter of 2021. The Company continues to pursue core deposits to improve the overall deposit mix while reducing funding costs. As a result of these efforts and a general decline in market rates, the cost of total deposits declined to 0.50% in the second quarter of 2021 from 0.60% in the prior quarter.

Noninterest Income

During the three months ended June 30, 2021, Primis had non-interest income of $4.5 million compared to $3.8 million for the three months ended March 31, 2021. Gains on our investment in Southern Trust Mortgage ("STM") increased to $1.9 million compared to $1.3 million in first quarter in 2021. The second quarter at STM benefited from a gain related to the sale of mortgage servicing rights while STM's first quarter was impacted by a management restructuring charge as previously discussed. Recoveries related to acquisition-related previously charged-off loans and investment securities also increased $145 thousand from the first quarter of 2021.

Noninterest Expense

Noninterest expense was $17.4 million for the three months ended June 30, 2021, compared to $18.2 million for the three months ended March 31, 2021. The decrease in noninterest expense was largely driven by a decrease of $562 thousand in employee compensation and benefits and decrease of $561 thousand in reserve for unfunded commitments expense from the prior quarter, partially offset by an increase of $217 thousand in data processing expense for the same time frames. Employee compensation in the second quarter of 2021 included $429 thousand in employee incentive payments tied to core deposits generated in the first quarter of 2021, down from $454 thousand of incentive expense recognized last quarter.

Loan Portfolio and Asset Quality

Loans outstanding declined to $2.29 billion at June 30, 2021, compared to $2.39 billion at March 31, 2021 and $2.51 billion at June 30, 2020. Excluding PPP loans, loans outstanding have decreased $134.5 million since June 30, 2020 and $4.30 million since March 31, 2021. The Company ended the second quarter of 2021 with $26.0 million of loans on deferral, or 1.3% of total loans excluding PPP loans, down from $112.8 million of loans on deferral at March 31, 2021. Hotels account for 55% of deferrals as of June 30, 2021 versus 59% at March 31, 2021.

Nonperforming assets, excluding portions guaranteed by the SBA, were 0.43% of total assets at June 30, 2021, compared to 0.41% at March 31, 2021. Loans rated substandard or doubtful declined 7.3% in the second quarter versus the linked-quarter. Doubtful loans were $1.53 million at June 30, 2021, up from $0 in the prior quarter, due to the downgrade of two SBA guaranteed relationships. The credits have been on nonaccrual and in work-out for an extended period of time and have been downgraded while the Bank pursues the SBA guarantees.

The allowance for credit losses was $31.3 million at June 30, 2021, down 10% from $34.9 million at March 31, 2021 and up 32% from $23.6 million at June 30, 2020. The Company recorded a negative provision of $4.22 million in the second quarter as loans on deferral and the economic impact of COVID-19 declined dramatically in the quarter. As a percentage of loans (excluding PPP), the allowance was 1.52% at the end of the second quarter of 2021 versus 1.70% as of March 31, 2021. Net charge-offs remain low with net recoveries of $587 thousand in the second quarter of 2021 versus net charge-offs of $80 thousand in the prior quarter.

Deposits

Total deposits increased to $2.75 billion at June 30, 2021, compared to $2.69 billion at March 31, 2021 and $2.15 billion at June 30, 2020. The Company continues to aggressively pursue improvement in the funding mix with an emphasis on core deposits. During the quarter, CDs declined by $49.8 million while core deposits (demand, NOW, money market and savings) increased $112.3 million linked-quarter. Time deposits represented approximately 14% of total deposits at June 30, 2021, down from 16% at March 31, 2021 and 29% at June 30, 2020.

Shareholders' Equity

Book value per share as of June 30, 2021 was $16.59, an increase of $0.37 since March 31, 2021 and $0.92 since June 30, 2020. Tangible book value per share(1) at the end of the second quarter of 2021 was $12.22, an increase of $0.38 since March 31, 2021 and $1.01 since June 30, 2020. Shareholder's equity was $406.9 million, or 12% of total assets at June 30, 2021. Tangible common equity(1) at June 30, 2021 was $299.8 million, or 9.12% of tangible assets(1).

Panacea Financial Division Update

The Bank's Panacea Division ("Panacea"), which launched in November of 2020, focuses on national lending and deposit gathering with unique products and services for the medical community. The division is seeing increasing traction within the medical community and the pipeline suggests rapid growth for the division in the second half of 2021. To date, over 45% of its borrowers have established checking account relationships with Panacea. Additionally during the second quarter, Panacea hired an experienced healthcare banker from a super-regional bank to lead its new commercial division, Panacea Practice Solutions. Panacea now offers personal, student debt refinance, commercial real estate and practice loans. Lastly, Panacea is launching an expansion on August 1 to target dentists with the same innovative products and services currently offered to the medical community.

About Primis Financial Corp.

As of June 30, 2021, Primis had $3.40 billion in total assets, $2.29 billion in total loans and $2.75 billion in total deposits. Primis Bank, the Company's banking subsidiary, provides a range of financial services to individuals and small- and medium-sized businesses through forty-one full-service branches in Virginia and Maryland and through certain internet and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	6830 Old Dominion Drive
Phone: (703) 893-7400	McLean, VA 22101

Primis Financial Corp., NASDAQ Symbol FRST
Website: www.primisbank.com

Conference Call

The Company's management will host a conference call to discuss its second quarter results Friday, July 30, 2021 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://www.webcaster4.com/Webcast/Page/2742/41861. Participants may also call 1-877-870-4263 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available through August 6, 2021 by calling 1-877-344-7529 and providing Replay Access Code 10157863.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and net interest margin excluding PPP loans are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis' performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; statements regarding the potential effects of the COVID-19 pandemic on our business and financial results and conditions; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company's ability to implement its various strategic and growth initiatives, including its announced new digital bank; competitive pressures among financial institutions increasing significantly; changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; interest rate risk; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to the COVID-19 pandemic; changes in management's plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic; the impact of the COVID-19 pandemic on the Company's assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2020, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," and in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

(1) Non-GAAP financial measure. Please see "Reconciliation of Non-GAAP Items"in the financial tables for more information and for a reconciliation to GAAP.

Primis Financial Corp.
Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For Three Months Ended:					Variance - 2Q 2021 vs.				For Six Months Ended:		Variance

Selected Performance Ratios:	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2021		2Q 2020		2Q 2021	2Q 2020	YTD
Return on average assets	1.23%	1.19%	1.15%	1.19%	0.61%	4	bps	62	bps	1.21%	0.33%	87	bps
Operating return on average assets (1)	1.23%	1.21%	0.82%	1.19%	0.61%	2		62		1.21%	0.64%	57
Pre-tax pre-provision operating return on average assets(1)	1.08%	1.45%	1.56%	1.78%	2.28%	(37)		(120)		1.20%	1.81%	(61)
Return on average equity	10.28%	9.63%	9.16%	9.87%	4.92%	65		536		9.96%	2.49%	747
Operating return on average equity (1)	10.28%	9.79%	6.53%	9.87%	4.92%	49		536		9.96%	4.76%	520
Operating return on average tangible equity (1)	14.03%	13.45%	9.04%	13.72%	6.86%	58		717		13.64%	6.65%	699
Cost of funds	0.66%	0.78%	0.93%	0.83%	0.97%	(12)		(31)		0.72%	1.16%	(44)
Net interest margin	2.80%	3.41%	3.58%	3.18%	3.33%	(61)		(53)		3.10%	3.32%	(22)
Gross loans to deposits	83.11%	88.95%	100.32%	113.86%	116.73%	(6)	pts	(34)	pts	83.11%	116.73%	(34)	pts
Efficiency ratio	66.15%	63.17%	55.19%	52.22%	45.61%	3		2,054		64.59%	62.54%	205
Operating efficiency ratio(1)	66.15%	62.48%	43.11%	52.22%	45.61%	4		2,054		64.59%	52.63%	1,197

Per Share Data:
Earnings per share - Basic	$ 0.42	$ 0.39	$ 0.37	$ 0.40	$ 0.19	8.99%		121.05%		$ 0.81	$ 0.20	NM	%
Earnings per share - Diluted	$ 0.42	$ 0.38	$ 0.37	$ 0.39	$ 0.19	9.70		121.05		$ 0.80	$ 0.19	NM
Book value per share	$ 16.59	$ 16.22	$ 16.03	$ 15.96	$ 15.67	2.26		5.87		$ 16.59	$ 15.77	5.20
Tangible book value per share(1)	$ 12.22	$ 11.84	$ 11.60	$ 11.53	$ 11.21	3.18		9.01		$ 12.22	$ 11.21	9.01
Cash dividend per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.10	(0.21)		-		$ 0.20	$ 0.20	-
Weighted average shares outstanding - Basic	24,450,916	24,349,884	24,272,312	24,270,455	24,246,355	0.41		0.84		24,489,050	24,207,357	1.16
Weighted average shares outstanding - Diluted	24,616,824	24,509,052	24,401,037	24,375,383	24,352,708	0.44		1.08		24,562,719	24,349,153	0.88
Shares outstanding at end of period	24,537,269	24,532,795	24,368,612	24,368,853	24,361,603	0.02%		0.72%		24,537,269	24,361,603	0.72%

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.43%	0.41%	0.47%	0.53%	0.57%	2	bps	(14)	bps	0.43%	0.57%	(14)	bps
Net charge-offs (recoveries) as a percent of average loans (annualized)	(0.10%)	0.01%	0.13%	(0.02%)	0.00%	(11)		(10)		0.00%	0.00%	-
Allowance for credit losses to total loans	1.37%	1.46%	1.49%	1.02%	0.94%	(9)		43		1.37%	0.94%	43
Allowance for credit losses to total loans (excluding PPP loans)	1.52%	1.70%	1.71%	1.18%	1.09%	(17)		44		1.52%	1.08%	44

Capital Ratios:
Tangible common equity to tangible assets(1)	9.12%	9.01%	9.49%	9.22%	9.22%	10	bps	(10)	bps
Leverage ratio (2)	9.38%	9.61%	9.69%	9.28%	9.35%	(23)		3
Common equity tier 1 capital ratio (2)	13.77%	13.64%	13.05%	12.58%	11.23%	13		254
Tier 1 risk-based capital ratio (2)	14.23%	14.11%	13.52%	13.03%	11.65%	12		258
Total risk-based capital ratio(2)	19.52%	19.48%	19.58%	18.87%	14.59%	4		493

(1) See Reconciliation of Non-GAAP financial measures.
(2) June 30, 2021 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	As Of :					Variance - 2Q 2021 vs.

Condensed Consolidated Balance Sheets (unaudited)	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2021	2Q 2020
Assets
Cash and cash equivalents	$ 620,839	$ 480,280	$ 196,185	$ 149,272	$ 82,586	29.27%	NM %
Investment securities-available for sale	201,977	170,216	153,233	157,896	160,979	18.66	25.47
Investment securities-held to maturity	28,669	33,180	40,721	49,323	53,958	(13.60)	(46.87)
Loans receivable, net of deferred fees	2,286,355	2,391,529	2,440,496	2,523,709	2,511,504	(4.40)	(8.96)
Allowance for credit losses	(31,265)	(34,893)	(36,345)	(25,779)	(23,627)	(10.40)	32.33
Net loans	2,255,090	2,356,636	2,404,151	2,497,930	2,487,877	(4.31)	(9.36)
Stock in Federal Reserve Bank and Federal Home Loan Bank	15,521	15,521	16,927	16,927	16,927	-	(8.31)
Equity method investment in mortgage affiliate	12,649	13,912	12,652	13,238	9,412	(9.08)	34.39
Preferred investment in mortgage affiliate	3,305	3,305	3,305	3,305	3,305	-	-
Bank premises and equipment, net	30,099	30,076	30,306	30,679	31,087	0.08	(3.18)
Operating lease right-of-use assets	6,386	6,947	7,511	7,033	7,111	(8.08)	(10.20)
Intangible assets	107,098	107,439	107,780	108,122	108,463	(0.32)	(1.26)
Bank-owned life insurance	65,949	65,569	65,409	65,015	64,622	0.58	2.05
Other real estate owned	1,274	2,255	3,078	5,388	6,006	(43.50)	(78.79)
Deferred tax assets, net	14,442	14,702	14,646	14,477	11,087	(1.77)	30.26
Accrued interest receivable	13,028	18,197	19,998	21,076	15,074	(28.41)	(13.57)
Other assets	18,825	12,235	12,771	14,892	13,677	53.86	37.64
Total assets	$ 3,395,151	$ 3,330,470	$ 3,088,673	$ 3,154,573	$ 3,072,171	1.94%	10.51%

Liabilities and stockholders' equity
Demand deposits	$ 525,244	$ 511,611	$ 440,674	$ 467,581	$ 447,605	2.66%	17.35%
NOW accounts	912,666	821,746	714,752	472,553	424,096	11.06	115.20
Money market accounts	714,759	713,968	603,318	534,899	488,229	0.11	46.40
Savings accounts	209,441	202,488	183,814	179,756	171,681	3.43	21.99
Time deposits	388,954	438,773	490,048	561,685	619,918	(11.35)	(37.26)
Total deposits	2,751,064	2,688,586	2,432,606	2,216,474	2,151,529	2.32	27.87
Securities sold under agreements to repurchase - short term	12,521	16,445	16,065	16,181	16,412	(23.86)	(23.71)
Federal Home Loan Bank advances	100,000	100,000	100,000	100,000	100,000	-	-
PPPLF Advances	-	-	-	283,906	333,574	-	(100.00)
Subordinated notes	95,404	95,367	115,329	115,378	56,689	0.04	68.29
Operating lease liabilities	7,014	7,629	8,238	7,800	7,896	(8.06)	(11.17)
Other liabilities	22,208	24,457	25,881	25,851	24,402	(9.20)	(8.99)
Total liabilities	2,988,211	2,932,484	2,698,119	2,765,590	2,690,502	1.90	11.07
Stockholders' equity	406,940	397,986	390,554	388,983	381,669	2.25	6.62
Total liabilities and stockholders' equity	$ 3,395,151	$ 3,330,470	$ 3,088,673	$ 3,154,573	$ 3,072,171	1.94%	10.51%

Tangible common equity(1)	$ 299,842	$ 290,547	$ 282,774	$ 280,861	$ 273,206	3.20%	9.75%

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 2Q 2021 vs.		For Six Months Ended:		Variance

Condensed Consolidated Statement of Operations (unaudited)	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2021	2Q 2020	2Q 2021	2Q 2020	YTD
Interest and dividend income	$ 26,631	$ 30,308	$ 31,919	$ 28,707	$ 28,672	(12.13)%	(7.12)%	$ 56,939	$ 57,153	(0.37)%
Interest expense	4,831	5,353	6,265	5,709	6,199	(9.75)	(22.07)	10,184	14,165	(28.10)
Net interest income	21,800	24,955	25,654	22,998	22,473	(12.64)	(2.99)	46,755	42,988	8.76
Provision for (recovery of) credit losses	(4,215)	(1,372)	3,101	2,000	10,899	207.22	(138.67)	(5,587)	14,349	(138.94)
Net interest income after provision for (recovery of) credit losses	26,015	26,327	22,553	20,998	11,574	(1.19)	124.77	52,342	28,639	82.76
Account maintenance and deposit service fees	1,784	1,817	1,700	1,633	1,489	(1.82)	19.81	3,601	3,187	12.99
Income from bank-owned life insurance	379	386	394	394	385	(1.81)	(1.56)	765	771	(0.78)
Equity gain from mortgage affiliate	1,878	1,315	2,571	3,826	4,161	42.81	(54.87)	3,193	4,392	(27.30)
Realized losses on sales of investment securities	-	-	(620)	-	-	-	-	-	-	-
Recoveries on loans and securities charged-off prior to acquisition	224	79	3,793	288	2,235	183.54	(89.98)	303	2,419	(87.47)
Other	229	220	129	130	123	4.09	86.18	449	444	1.13
Noninterest income	4,494	3,817	7,967	6,271	8,393	17.74	(46.46)	8,311	11,213	(25.88)
Employee compensation and benefits	8,810	9,372	9,211	7,817	7,338	(6.00)	20.06	18,182	19,647	(7.46)
Occupancy and equipment expenses	2,311	2,355	2,114	2,151	2,044	(1.87)	13.06	4,666	4,602	1.39
Amortization of core deposit intangible	341	341	341	341	341	-	-	682	682	-
Virginia franchise tax expense	759	675	613	615	659	12.44	15.17	1,434	1,229	16.68
Data processing expense	1,016	799	814	701	956	27.16	6.28	1,815	1,663	9.14
Telecommunication and communication expense	414	522	378	382	369	(20.69)	12.20	936	737	27.00
Net (gain) loss on other real estate owned	77	(60)	905	(16)	-	228.33	-	17	71	(76.06)
Professional fees	1,289	1,287	1,166	1,494	873	0.16	47.65	2,576	2,066	24.69
Other expenses	2,376	2,885	3,012	1,779	1,490	(17.64)	59.46	5,261	3,225	63.13
Noninterest expense	17,393	18,176	18,554	15,264	14,070	(4.31)	23.62	35,569	33,922	4.86
Income before income taxes	13,116	11,968	11,966	12,005	5,897	9.59	122.42	25,084	5,930	NM
Income tax expense	2,841	2,585	3,003	2,417	1,188	9.90	139.14	5,426	1,194	NM
Net income	$ 10,275	$ 9,383	$ 8,963	$ 9,588	$ 4,709	9.51%	118.20%	$ 19,658	$ 4,736	NM	%

(1) See Reconciliation of Non-GAAP financial measures.
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	As Of:					Variance - 2Q 2021 vs.

Loan Portfolio Composition	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2021	2Q 2020
Loans secured by real estate:
Commercial real estate - owner occupied	$ 417,489	$ 421,666	$ 436,338	$ 416,446	$ 412,607	(0.99)%	1.18%
Commercial real estate - non-owner occupied	563,114	567,945	602,191	603,891	590,054	(0.85)	(4.57)
Secured by farmland	11,861	12,351	13,136	16,640	16,876	(3.97)	(29.72)
Construction and land development	109,719	104,661	103,401	120,108	122,105	4.83	(10.14)
Residential 1-4 family	516,475	515,518	559,299	581,949	612,941	0.19	(15.74)
Multi-family residential	130,221	136,914	107,130	107,529	100,567	(4.89)	29.49
Home equity lines of credit	80,262	85,160	91,857	97,870	101,355	(5.75)	(20.81)
Total real estate loans	1,829,141	1,844,215	1,913,352	1,944,433	1,956,505	(0.82)	(6.51)

Commercial loans	194,610	188,050	189,622	217,511	205,009	3.49	(5.07)
Paycheck Protection Program loans	234,315	335,210	314,982	338,473	325,014	(30.10)	(27.91)
Consumer loans	28,289	24,054	22,540	23,292	24,976	17.61	13.26
Loans receivable, net of deferred fees	$ 2,286,355	$ 2,391,529	$ 2,440,496	$ 2,523,709	$ 2,511,504	(4.40)%	(8.96)%

Loans by Risk Grade:
Pass, not graded	$ -	$ -	$ 533,287	$ 574,954	$ 653,943	-%	(100.00)%
Pass Grade 1 - Highest Quality	1,054	955	778	891	306	10.37	244.44
Pass Grade 2 - Good Quality	247,664	348,836	332,251	375,861	323,512	(29.00)	(23.45)
Pass Grade 3 - Satisfactory Quality	1,142,784	1,110,453	627,270	878,031	837,606	2.91	36.43
Pass Grade 4 - Pass	823,866	853,234	872,604	660,630	662,534	(3.44)	24.35
Pass Grade 5 - Special Mention	29,844	33,661	29,809	14,132	14,006	(11.34)	113.08
Grade 6 - Substandard	39,613	44,390	44,497	19,210	19,597	(10.76)	102.14
Grade 7 - Doubtful	1,530	-	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 2,286,355	$ 2,391,529	$ 2,440,496	$ 2,523,709	$ 2,511,504	(4.40)%	(8.96)%

(Dollars in thousands)	As Of or For Three Months Ended:

Asset Quality Information	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020
Allowance for Credit Losses:	Allowance for Credit Losses		Allowance for Loan losses
Balance at beginning of period	$ (34,893)	$ (36,345)	$ (25,779)	$ (23,627)	$ (12,722)
Adoption of CECL	-	-	(8,292)	-	-
(Provision for) recovery of loan losses	4,215	1,372	(3,101)	(2,000)	(10,899)
Net charge-offs	(587)	80	827	(152)	(6)
Ending balance	$ (31,265)	$ (34,893)	$ (36,345)	$ (25,779)	$ (23,627)

Reserve for Unfunded Commitments:	Allowance for Credit Losses		Allowance for Loan losses
Balance at beginning of period	$ (1,450)	$ (740)	$ (55)	$ (55)	$ (55)
Adoption of CECL	-	-	(305)	-	-
Unfunded loan commitment expense	(149)	(710)	(380)	-	-
Total Reserve for Unfunded Commitments	$ (1,599)	$ (1,450)	$ (740)	$ (55)	$ (55)

	As Of:					Variance - 2Q 2021 vs.

Non-Performing Assets:	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2021	2Q 2020
Nonaccrual loans	$ 14,604	$ 14,251	$ 14,462	$ 15,270	$ 14,930	2.48%	(2.18)%
Accruing loans delinquent 90 days or more	-	-	-	-	-	-	-
Total non-performing loans	14,604	14,251	14,462	15,270	14,930	2.48	(2.18)
Other real estate owned	1,274	2,255	3,078	5,388	6,006	(43.50)	(78.79)
Total non-performing assets	$ 15,878	$ 16,506	$ 17,540	$ 20,658	$ 20,936	(3.80)	(24.16)
SBA guaranteed portion of non-performing loans	$ 1,380	$ 2,960	$ 3,076	$ 4,076	$ 3,513	(53.38)	(60.72)

Troubled debt restructuring	$ 2,766	$ 2,804	$ 987	$ 1,629	$ 1,667	(1.36)	65.9
Loans deferred under COVID-19 modifications	$ 25,977	$ 112,834	$ 122,010	$ 436,591	$ 707,841	(76.98)%	(96.33)%

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 2Q 2021 vs.				For Six Months Ended:		Variance

Average Balance Sheet	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2021		2Q 2020		2Q 2021	2Q 2020	YTD
Assets
Loans, net of deferred fees	$ 2,327,162	$ 2,436,713	$ 2,497,259	$ 2,501,614	$ 2,401,620	(4.50)%		(3.10)%		$ 2,381,635	$ 2,301,274	3.49%
Investment securities	215,713	193,364	204,968	213,039	222,124	11.56		(2.89)		204,600	226,959	(9.85)
Other earning assets	577,939	339,480	147,014	163,159	91,230	70.24		NM		459,368	73,015	NM
Total earning assets	3,120,814	2,969,557	2,849,241	2,877,812	2,714,974	5.09		14.95		3,045,603	2,601,248	17.08
Other assets	239,564	240,737	252,231	256,284	250,897	(0.49)		(4.52)		240,147	251,798	(4.63)
Total assets	$ 3,360,378	$ 3,210,294	$ 3,101,472	$ 3,134,096	$ 2,965,871	4.68%		13.30%		$ 3,285,750	$ 2,853,046	15.17%

Liabilities and stockholders' equity
Demand deposits	$ 516,877	$ 477,812	$ 459,830	$ 452,500	$ 418,382	8.18%		23.54%		$ 497,452	$ 375,895	32.34%
Interest-bearing liabilities:
NOW and other demand accounts	867,499	773,768	688,125	451,583	404,700	12.11		114.36		820,892	392,115	109.35
Money market accounts	719,925	653,443	569,223	504,887	488,648	10.17		47.33		686,867	479,150	43.35
Savings accounts	206,507	192,252	182,434	176,305	163,574	7.41		26.25		199,419	155,635	28.13
Time deposits	409,247	465,945	525,607	590,263	710,483	(12.17)		(42.40)		437,440	733,269	(40.34)
Total Deposits	2,720,055	2,563,219	2,425,219	2,175,538	2,185,787	6.12		24.44		2,642,070	2,136,064	23.69
Borrowings	217,890	226,398	260,493	547,182	371,836	(3.76)		(41.40)		222,121	311,833	(28.77)
Total Funding	2,937,945	2,789,617	2,685,712	2,722,720	2,557,623	5.32		14.87		2,864,191	2,447,897	17.01
Other Liabilities	21,628	25,539	26,588	25,869	24,495	(15.31)		(11.70)		23,572	23,139	1.87
Stockholders' equity	400,805	395,138	389,172	385,507	383,753	1.43		4.44		397,987	382,010	4.18
Total liabilities and stockholders' equity	$ 3,360,378	$ 3,210,294	$ 3,101,472	$ 3,134,096	$ 2,965,871	4.68%		13.30%		$ 3,285,750	$ 2,853,046	15.17%

Memo: Average PPP loans	$ 294,019	$ 333,145	$ 332,080	$ 335,653	$ 192,751	(11.74)%		52.54%		$ 313,474	$ 96,375	225.26%

Net Interest Income
Loans	$ 25,182	$ 28,957	$ 30,596	$ 27,266	$ 27,044	(13.04)%		(6.89)%		$ 54,139	$ 53,785	0.66%
Investment securities	1,073	1,042	993	1,129	1,247	2.98		(13.95)		2,115	2,608	(18.90)
Other earning assets	376	309	330	312	381	21.68		(1.31)		685	760	(9.87)
Total Earning Assets	26,631	30,308	31,919	28,707	28,672	(12.13)		(7.12)		56,939	57,153	(0.37)

Non-interest bearing DDA	-	-	-	-	-	-		-		-	-	-
NOW and other interest-bearing demand accounts	1,022	1,093	1,167	807	745	(6.50)		37.18		2,116	1,531	38.21
Money market accounts	1,153	1,085	984	800	830	6.27		38.92		2,238	2,404	(6.91)
Savings accounts	157	142	137	130	107	10.56		46.73		299	223	34.08
Time deposits	1,057	1,496	2,038	2,620	3,464	(29.34)		(69.49)		2,552	7,491	(65.93)
Total Deposit Costs	3,389	3,816	4,326	4,357	5,146	(11.19)		(34.14)		7,205	11,649	(38.15)

Other Borrowings	1,442	1,537	1,939	1,352	1,053	(6.18)		36.94		2,979	2,516	18.40
Total Funding Costs	4,831	5,353	6,265	5,709	6,199	(9.75)		(22.07)		10,184	14,165	(28.10)

Net Interest Income	$ 21,800	$ 24,955	$ 25,654	$ 22,998	$ 22,473	(12.64)%		(2.99)%		$ 46,755	$ 42,988	8.76%

Memo: SBA PPP loan interest and fee income	$ 2,559	$ 5,778	$ 5,725	$ 2,233	$ 512	(55.71)%		NM	%	$ 8,337	$ 512	NM	%
Memo: SBA PPP loan funding costs	$ 257	$ 288	$ 498	$ 174	$ 82	(10.76)%		213.41%		$ 544	$ 147	270.07%

Net Interest Margin
Loans	4.34%	4.82%	4.87%	4.34%	4.53%	(48)	bps	(19)	bps	4.58%	4.70%	(12)	bps
Investments	2.00%	2.19%	1.93%	2.11%	2.26%	(19)		(26)		2.08%	2.31%	(23)
Other Earning Assets	0.26%	0.37%	0.89%	0.76%	1.68%	(11)		(142)		0.30%	2.09%	(179)
Total Earning Assets	3.42%	4.14%	4.46%	3.97%	4.25%	(72)		(83)		3.77%	4.42%	(65)
												-
NOW	0.47%	0.57%	0.67%	0.71%	0.74%	(10)		(27)		0.52%	0.79%	(27)
MMDA	0.64%	0.67%	0.69%	0.63%	0.68%	(3)		(4)		0.66%	1.01%	(35)
Savings	0.30%	0.30%	0.30%	0.29%	0.26%	-		4		0.30%	0.29%	1
CDs	1.04%	1.30%	1.54%	1.77%	1.96%	(26)		(92)		1.18%	2.05%	(87)
Cost of Interest Bearing Deposits	0.62%	0.74%	0.88%	1.01%	1.17%	(12)		(55)		0.68%	1.33%	(65)
Cost of Deposits	0.50%	0.60%	0.71%	0.80%	0.95%	(10)		(45)		0.55%	1.10%	(55)
												-
Other Funding	2.65%	2.75%	2.96%	0.98%	1.14%	(10)		151		2.70%	1.62%	108
Total Cost of Funds	0.66%	0.78%	0.93%	0.83%	0.97%	(12)		(31)		0.72%	1.16%	(44)
												-
Net Interest Margin	2.80%	3.41%	3.58%	3.18%	3.33%	(61)		(53)		3.10%	3.32%	(22)
Net Interest Spread	2.76%	3.36%	3.53%	3.14%	3.27%	(60)		(51)		3.05%	3.25%	(20)

Memo: Excluding SBA PPP loans
Loans	4.46%	4.47%	4.57%	4.60%	4.83%	(1)	bps	(37)	bps	4.47%	4.86%	(39)	bps
Total Earning Assets	3.42%	3.77%	4.14%	4.14%	4.49%	(36)		(107)		3.59%	4.55%	(96)
Net Interest Margin*	2.77%	2.99%	3.23%	3.28%	3.51%	(23)		(75)		2.88%	3.42%	(55)

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands, except per share data)	For Three Months Ended:					For Six Months Ended:

Reconciliation of Non-GAAP items:	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020	2Q 2021	2Q 2020
Net income	$ 10,275	$ 9,383	$ 8,963	$ 9,588	$ 4,709	$ 19,658	$ 4,736
Non-GAAP adjustments to Net Income:
Management Restructure / Recruiting	-	200	843	-	-	-	4,899
Branch Closures	-	-	-	-	-	-	479
(Gain or recovery) / loss on securities	-	-	(2,964)	-	-	-	-
Brand Initative / Renaming	-	-	1,000	-	-	-	-
Extraordinary PPP income and expense	-	-	(2,177)	-	-	-	-
Other loss and related legal expenses	-	-	-	-	-	-	-
Income tax effect	-	(43)	729	-	-	-	(1,076)
Net Income adjusted for nonrecurring income and expenses	$ 10,275	$ 9,540	$ 6,394	$ 9,588	$ 4,709	$ 19,658	$ 9,038

Net income	$ 10,275	$ 9,383	$ 8,963	$ 9,588	$ 4,709	$ 19,658	$ 4,736
Income tax expense	2,841	2,585	3,003	2,417	1,188	5,426	1,194
Provision for credit losses (incl. unfunded commitment expense)	(4,066)	(661)	3,481	2,000	10,899	(5,587)	14,349
Pre-tax pre-provision earnings	$ 9,050	$ 11,307	$ 15,447	$ 14,005	$ 16,796	$ 19,497	$ 20,279
Effect of adjustment for nonrecurring income and expenses	-	200	(3,298)	-	-	-	5,378
Pre-tax pre-provision operating earnings	$ 9,050	$ 11,507	$ 12,149	$ 14,005	$ 16,796	$ 19,497	$ 25,657

Return on average assets	1.23%	1.19%	1.15%	1.19%	0.61%	1.21%	0.33%
Effect of adjustment for nonrecurring income and expenses	0.00%	0.02%	(0.33%)	0.00%	0.00%	0.00%	0.30%
Operating return on average assets	1.23%	1.21%	0.82%	1.19%	0.61%	1.21%	0.64%

Return on average assets	1.23%	1.19%	1.15%	1.19%	0.61%	1.21%	0.33%
Effect of tax expense	0.34%	0.33%	0.39%	0.33%	0.18%	0.33%	0.08%
Effect of provision for credit losses	(0.49%)	(0.08%)	0.45%	0.26%	1.49%	(0.34%)	1.01%
Pre-tax pre-provision return on average assets	1.08%	1.43%	1.98%	1.78%	2.28%	1.20%	1.43%
Effect of adjustment for nonrecurring income and expenses	0.00%	0.03%	(0.42%)	0.00%	0.00%	0.00%	0.38%
Pre-tax pre-provision operating return on average assets	1.08%	1.45%	1.56%	1.78%	2.28%	1.20%	1.81%

Return on average equity	10.28%	9.63%	9.16%	9.87%	4.92%	9.96%	2.49%
Effect of adjustment for nonrecurring income and expenses	0.00%	0.16%	(2.63%)	0.00%	0.00%	0.00%	2.26%
Operating return on average equity	10.28%	9.79%	6.53%	9.87%	4.92%	9.96%	4.76%
Effect of goodwill and other intangible assets	3.75%	3.66%	2.51%	3.85%	1.94%	3.68%	1.90%
Operating return on average tangible equity	14.03%	13.45%	9.04%	13.72%	6.86%	13.64%	6.65%

Efficiency ratio	66.15%	63.17%	55.19%	52.22%	45.61%	64.59%	62.54%
Effect of adjustment for nonrecurring income and expenses	0.00%	(0.70%)	(12.07%)	0.00%	0.00%	0.00%	(9.92%)
Operating efficiency ratio	66.15%	62.48%	43.11%	52.22%	45.61%	64.59%	52.63%

Book value per share	$ 16.59	$ 16.22	$ 16.03	$ 15.96	$ 15.67	$ 16.59	$ 15.77
Effect of goodwill and other intangible assets	(4.37)	(4.38)	(4.43)	(4.43)	(4.46)	(4.36)	(4.45)
Tangible book value per share	$ 12.22	$ 11.84	$ 11.60	$ 11.53	$ 11.21	$ 12.22	$ 11.21

Stockholders' equity	$ 406,940	$ 397,986	$ 390,554	$ 388,983	$ 381,669	$ 406,940	$ 381,669
Less goodwill and other intangible assets	(107,098)	(107,439)	(107,780)	(108,122)	(108,463)	(107,098)	(108,463)
Tangible common equity	$ 299,842	$ 290,547	$ 282,774	$ 280,861	$ 273,206	$ 299,842	$ 273,206

Equity to assets	11.99%	11.95%	12.64%	12.33%	12.42%	11.99%	12.42%
Effect of goodwill and other intangible assets	(2.87%)	(2.94%)	(3.16%)	(3.11%)	(3.21%)	(2.87%)	(3.21%)
Tangible common equity to tangible assets	9.12%	9.01%	9.49%	9.22%	9.22%	9.12%	9.22%

Net interest margin	2.80%	3.41%	3.58%	3.18%	3.33%	3.10%	3.32%
Effect of adjustment for PPP associated balances*	(0.03%)	(0.42%)	(0.35%)	0.10%	0.18%	(0.22%)	0.10%
Net interest margin excluding PPP	2.77%	2.99%	3.23%	3.28%	3.51%	2.88%	3.42%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods